Exhibit 23.1

Independent Auditors’ Consent

     The Board of Directors
     AMERIGROUP Corporation:

     We consent to the incorporation by reference in the registration statement (No. 333-37410) on post effective amendment No. 1 to Form S-1 and in the registration statement (No. 333-109134) on Form S-8 of AMERIGROUP Corporation of our reports dated February 11, 2004, with respect to the consolidated balance sheets of AMERIGROUP Corporation as of December 31, 2003 and 2002, and the related consolidated income statements and statements of stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of AMERIGROUP Corporation.

     Our report on the financial statements of AMERIGROUP Corporation and subsidiaries refers to the adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.

Norfolk, Virginia
March 8, 2004
/s/ KPMG LLP